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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-61772, 333-42275, 333-104290 and 333-122900),
on Form S-4 (No. 333-93243), and on Form S-8 (Nos. 333-61768, 333-70859,
033-52557, 333-81085, 333-107673, 333-113502 and 333-116776) of Aqua America,
Inc. of our report dated March 14, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.





PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
March 14, 2005